Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2005, in Amendment No. 5 to the Registration Statement (Form S-11 No. 333-122802) and related Prospectus of JER Investors Trust Inc. dated June 22, 2005.

/s/ Ernst & Young LLP

McLean, Virginia

June 16, 2005